SEPARATION AGREEMENT PAGE 2 OF 11 EMPLOYEE’S INITIALS HT of responsibilities and duties. If your employment is terminated for Cause during the Transition Period, you will not receive the Severance and other benefits described in Section 3 below. For purposes of this Agreement, “Cause” means a breach of this Agreement, or an act of misconduct, such as a violation of law, a wilful violation of Company policy or an act that risks or causes material harm to a co-worker, a Company relationship, or any Company assets. 2) Employment Compensation and Benefits. a) The Company will pay you on the regular payroll dates for your wages earned for the pay periods between now and the Separation Date, as well as, where applicable state laws require, any accrued but unused vacation time. b) Your health, dental, and vision coverage under the Company’s benefits plans ends on September 30, 2025. The Company will provide you the necessary forms to request continuation of applicable coverage. 3) Severance and Other Separation Benefits. a) The Company will provide you the Severance, as defined below in subsection 3(b)(i), and other benefits, as defined below in subsection 3(b)(ii-v) (sections 3(b)(i) – (v), collectively referred to as “Severance Benefits”), subject to the following conditions: i) You must sign and return this Agreement signed by you, to Steph Angelini – Chief People Officer (sangelini@biocryst.com) on or before the Due Date shown on the signature page below and comply fully with the terms of this Agreement; i) Your employment with the Company must not be terminated by the Company for “Cause” as defined in Section 1 of this Agreement; and ii) You must comply in all respects with your obligations under any and all agreements between you and any member of the Company Group, which includes the Company and its Affiliates (defined below), and each of their successors and assigns (collectively, the “Company Group”). For purposes of this Agreement, the Company’s “Affiliates” means those entities that directly or indirectly control, are controlled by, or are under common control with, the Company. b) The Severance Benefits to be provided to you subject to the conditions set forth in Section 3(a) are as follows: i) Severance in the total amount of $635,388 (the “Severance”), representing the amount of your base salary for the twelve (12) month period immediately following the Separation Date (“Severance Period”), minus applicable taxes and other withholdings as provided by law; provided that if you revoke your release of ADEA claims as provided in Section 11(b) below, the Severance will be reduced to $1,000. The Severance will be paid in approximately equal installments in accordance with the

SEPARATION AGREEMENT PAGE 3 OF 11 EMPLOYEE’S INITIALS HT Company’s regular payroll schedule and procedures, beginning on the first regular payroll date that is at least five (5) business days after the expiration of the seven-day revocation period described in Section 11(b), provided that the first such installment shall include installments for any payroll dates falling between the Separation Date and the first installment payment hereunder, and in the event that the installment schedule will not result in the full Severance being paid on or before March 15th of the year following the year in which your employment terminated, then a final installment payment in an amount equal to the remaining unpaid Severance due hereunder will be made at that time. ii) A payment, the amount of which to be determined in or around December 2025 by the Company’s Compensation Committee of the Board of Directors, representing the equivalent of the actual annual Incentive Compensation for the 2025 fiscal year, to be paid in one lump sum payment, minus applicable taxes and other withholdings as provided by law. Such Incentive Compensation payment detailed in Section 3(b)(ii) herein shall be subject to the same terms and conditions imposed upon all eligible employees or personnel of BioCryst notwithstanding that you will cease to remain an employee of BioCryst, and shall be paid to you at or around the same time as all of the Company’s eligible employees or personnel (provided, however, that continued employment shall not be required in order to receive such bonus payment and any such bonus payment will be fully vested immediately upon grant). iii) A payment the equivalent of one times (1x) your target annual Incentive Compensation in effect for the fiscal year in which the Separation Date occurred, i.e., in the total amount of $444,771.60, to be paid in one lump sum payment on December 31, 2025, minus applicable taxes and other withholdings as provided by law. iv) If you timely elect COBRA continuation of any COBRA-eligible insurance coverage in which you are participating under the Company’s benefits plans as of your Separation Date (including employee, dependent or family coverage as applicable), the Company will directly pay to the COBRA plan administrator the full cost of monthly premiums for COBRA continuation of such coverage, for the twelve (12) month period immediately following the Separation Date (through September, 2026) or until the date upon which Employee commences employment with an entity other than the Company. Employee will notify the Company in writing within five (5) days of Employee’s receipt of an offer of employment with any entity other than the Company and will accordingly identify the date upon which Employee will commence employment in such writing. Any coverage beyond the stated period will be at your own expense. In the event that you inadvertently receive reimbursement from the Company for a COBRA premium that you did not actually pay, you shall immediately return to the Company the full amount reimbursed for such premium. v) Outplacement assistance package providing up to six (6) months of outplacement services that you may use at any time during the twelve (12) month period following the Separation Date; such services to be administered by a third party—the provider

SEPARATION AGREEMENT PAGE 4 OF 11 EMPLOYEE’S INITIALS HT and services to be chosen, and paid directly to the provider, by the Company. Outplacement services not used within twelve (12) months following the Separation Date shall be forfeited. vi) Notwithstanding the applicable provisions of the Company’s Stock Incentive Plan or Inducement Equity Incentive Plan relating to termination of service and the Separation Date set forth herein, the Company hereby acknowledges and agrees that any portion of the unvested stock options and unvested restricted stock units you hold as of the Separation Date that would have vested in calendar year 2025 or calendar year 2026 if you remained in service with the Company through the applicable vesting date shall vest on December 31, 2025. c) All amounts paid or provided hereunder are subject to taxes and other withholdings as provided by law. The Company agrees that it will remit all withheld amounts to the proper taxing authorities and agrees to indemnify, defend, and hold you harmless for all taxes and all related fees, assessments or penalties that you may incur as a result of the Company’s failure to remit such amounts to the proper taxing authorities. Similarly, you agree that you are responsible for any and all additional taxes (over and above the amounts that are withheld by the Company) that may be assessed as a result of any payments and benefits paid or provided to you hereunder, and you hereby agree to indemnify, defend and hold harmless all members of the Company Group with respect to any such additional taxes and all related fees, assessments or penalties, that result directly from your failure to timely pay such amounts to the proper taxing authorities. Any amounts that you owe to any member of the Company Group at or after the Separation Date will be deducted from the Severance. 2) Release of all Claims. In consideration of the Severance Benefits to be provided to you pursuant to this Agreement, by signing below you hereby agree on your own behalf and on behalf of your heirs, executors, successors and assigns, that you hereby release in full and forever discharge the Company, every other member of the Company Group, and each and all of their respective past, present and future officers, directors, trustees, shareholders, members, owners, employees, employee benefit plans, agents, general and limited partners, investors, members, managers, joint venturers, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities (collectively the “Released Parties”), from any and all causes of action, rights or claims (“claims”) of any type or description, known or unknown, which you have or had through and including the date of your signature below, including without limitation all claims in any way related to your employment by the Company or any member of the Company Group and the termination of such employment, including but not limited to any claim arising under any federal, state or local law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which you were employed by the Employer or otherwise had a relationship with the Employer or any of its subsidiaries or other affiliates, each as amended from time to time), (collectively, “Released Claims”), and you hereby agree that you will not assert any claim

SEPARATION AGREEMENT PAGE 5 OF 11 EMPLOYEE’S INITIALS HT against any of the Released Parties with respect to any of the Released Claims and will not accept any benefit based on any of the Released Claims; provided that notwithstanding the foregoing, you are not releasing (i) vested benefits pursuant to any benefit plan, subject to and in accordance with the terms of such plan(s), (ii) claims that arise after you sign this Agreement, (iii) claims which cannot by law be released, (iv) the right to pursue unemployment compensation, (v) any rights you may have pursuant to the Company’s Stock Incentive Plan, or (vi) the right to make a report or complaint to a law enforcement agency or to participate in a law enforcement agency proceeding, but you do waive any right to receive equitable or monetary relief related to any of the Released Claims as a result of any such proceeding. By signing this Agreement, you confirm and adopt the following statement: I expressly waive all rights afforded by any statute which limits the effect of a release with respect to unknown claims. I understand the significance of my release of unknown claims and my waiver of statutory protection. 3) Employee Covenants. You acknowledge and agree that because of your association with the Company and any other member of the Company Group, you have acquired a considerable amount of knowledge and goodwill with respect to the business of the Company and the Company Group, as well as the Company’s and Company Group’s customers, personnel and other business relationships, which knowledge and good will are extremely valuable to the Company and the Company Group and could be used to compete with them. It is therefore understood and agreed that the following Covenants are necessary to afford fair protection to the Company and the Company Group from unfair competition by you. Consequently, as material inducement for the Severance Benefits provided to you pursuant to this Agreement, you agree to the following “Covenants”: a) Pursuant to obligations set forth by the Securities and Exchange Commission (SEC), this Agreement shall be filed publicly with the SEC. Notwithstanding such obligations, the Parties represent, warrant, and confirm that they have not and will not disclose or discuss, orally or in writing, the circumstances relating to the negotiations and discussions leading to this Agreement other than (i) by Employee to or with Employee’s immediate family members, attorneys, accountants or professional tax advisors, each on the condition that such persons maintain the confidentiality of such information, or as provided in Section 5(i); or (ii) by the Company to or with to the Company’s employees on a limited, business need-to-know basis. If Employee is required by law or pursuant to a subpoena to disclose such information, Employee agrees to promptly provide written notice to Alane Barnes at abarnes@biocryst.com. b) You agree that for the duration of the Severance Period, you will fully cooperate with the Company in winding up and transferring your Company Group work and related records to the individuals designated by the Company and assist the Company with the transition of all accounts that you created or used for Company Group business (including without limitation, banking, purchasing, online access, data storage and processing, email, messaging and social media accounts), including providing all information that may be necessary to ensure that the Company is able to access and control such accounts.

SEPARATION AGREEMENT PAGE 6 OF 11 EMPLOYEE’S INITIALS HT c) You confirm and agree that you have already or you will, by close of business on September 19, 2025, update all social media that you control to remove any implication of ongoing employment with any member of the Company group. Dates of employment and positions held may remain. d) You confirm and agree that you have already or you will, by close of business on September 19, 2025 (“Return Date”), return to the Company, or fully disclose and cooperate with the Company for the disposition of, all property that you were issued or otherwise acquired as a result of your employment with any member of the Company Group (“Company Group Property”), within your possession or under your control, including but not limited to the following types of items, regardless of the form, location, device or media in which such items are stored: company car; mobile phone, laptop, external drives, hand-held devices, and all other equipment and computer hardware and software; keys, credit card; air card; logon information and passwords to all accounts you have created or accessed on behalf of any member of the Company Group; all information, Proprietary Information (as defined in your Employee’s Proprietary Information and Inventions Agreement referenced in Section 5(f) below), and other business records, files, documents, books and manuals; and all contact information, business communications and other documents and information related in any way to customers, employees, contractors and referral sources. You agree that all Company Group Property belongs to the Company Group, and that you will not assert any rights to ownership, use or control of any Company Group Property. You agree that if any Company Group Property exists in electronic form on a non-Company Group device, you will provide not later than the Return Date a detailed summary of such items and follow the Company’s instructions with respect to the disposition of such items, including if requested by the Company, submission of devices and accounts to a third party vendor designated by the Company, for inspection and removal of any Company Group Property. You agree that you will not retain any copies, excerpts or summaries of Company Group Property, and if you later discover any such items in your possession or under your control you will immediately notify the Company and follow the Company’s instructions with respect to the disposition of such items. You represent and agree you have not deleted and will not delete any emails, files or other information from any Company Group computer or device prior to returning it as provided herein. You agree that failure to return any such Company Group Property detailed in this subsection shall result in the deduction of the cost of such property from the Severance. e) You acknowledge that certain Company Group matters in which you have been involved may need your cooperation in the future. Accordingly, you agree that to the extent reasonably requested by the Company you will make yourself reasonably available to respond to queries regarding matters arising out of or related to your service to any member of the Company Group. f) You represent that you have fully complied with the terms of and acknowledge and agree that you remain bound by the terms of the Employee’s Proprietary Information and Inventions Agreement dated March 2, 2021, and the Non-Competition and Non-Solicitation Agreement dated March 2, 2021, and you agree to comply with them in all respects, except for disclosure expressly permitted by Section 5(i) below. You represent that as of the date

SEPARATION AGREEMENT PAGE 7 OF 11 EMPLOYEE’S INITIALS HT of your signature to this Agreement, you have disclosed and assigned to the Company, and hereby assign to the Company, all Proprietary Information (as defined in your Employee’s Proprietary Information and Inventions Agreement). g) You warrant, represent and agree that after the Separation Date, except for the benefit of the Company Group and with the express written permission of an authorized officer of a member of the Company Group, you will not and will not aid any other party to, access or attempt to access any Company Group computer systems, networks, accounts or any resources or data that resides thereon, nor access, use, update, or modify any social media and other online accounts and profiles you created or used on behalf of any member of the Company Group, including without limitation accounts and profiles featuring or displaying the name and trademarks of any member of the Company Group. This Covenant shall not apply to any social media accounts or profiles that you created or used exclusively for your own personal use. h) You warrant, represent and agree that since receipt of this Agreement you have not, and for a period of five (5) years following the Effective Date of this Agreement you will not, disparage or otherwise make negative statements about any of the Released Parties (including without limitation their products and/or services, policies and practices) in any manner likely to be harmful to any of them or their business, business relationships, business reputation or personal reputation; provided however, this covenant does not prohibit statements expressly permitted by Section 5(i) below so long as such statements are not maliciously untrue. i) Nothing in this Agreement or the agreements referred to in Section 5(f) is intended to, or will be interpreted to, prevent you from (i) disclosing your own personal compensation and benefits information, or other personal information; (ii) disclosing information pertaining to sexual harassment or sexual assault in violation of federal, tribal, or state law, other sexual misconduct, or disputes regarding such matters; (iii) disclosing information to a law enforcement agency such as the EEOC, Department of Labor or NLRB, for the purposes of reporting or participating in the investigation of a suspected violation of applicable law; (iv) disclosing information that you are required to disclose pursuant to applicable law or legal process, provided that you notify the Company in writing of such required disclosure as much in advance as is practicable in the circumstances and cooperate with the Company or any other member of the Company Group to limit the scope of such required disclosure; or (v) if you are or were as of your last day of employment a non-supervisory employee, engaging in “concerted activity” with other employees or former employees of your employer to improve the terms and conditions of employment with such employer, as such activity is defined by the National Labor Relations Act and its implementing rules and regulations, including disclosing information relevant to such activity. Further, you will not be held criminally or civilly liable under any federal or state trade secret law if you discloses a trade secret (iv) to federal, state, or local government officials, to your attorneys, or in a sealed court document, for the purpose of reporting or investigating a suspected violation of the law; or (v) to your attorneys or in a sealed court document in connection with a lawsuit for retaliation by an employer for reporting a suspected violation of the law.

SEPARATION AGREEMENT PAGE 8 OF 11 EMPLOYEE’S INITIALS HT j) You agree that a breach or threatened breach of any of the Covenants in this Agreement may result in immediate and irreparable injury to the Company, and in the event that you breach any of these Covenants the Company shall be entitled, without limitation of remedy or the requirement to post a bond, to (i) seek temporary and permanent injunctive and other equitable relief restraining activities constituting a breach or threatened breach of this Agreement to the fullest extent allowed by law, without the requirement for posting a bond; and (ii) all such other remedies available at law or in equity, including, without limitation, the recovery of damages. No waiver of any breach of this Agreement shall be construed as a waiver of any succeeding breach of this Agreement. 4) Notwithstanding anything in this Agreement to the contrary, you agree that in the event a court of competent jurisdiction determines that you materially breach any of the terms of this Agreement, all Severance Benefits described in Section 3 above shall cease and in the event of a final, binding, non-appealable judgement including such a determination, you shall refund to the Company any amounts paid hereunder by the Company in excess of $1,000; you will not be entitled to any payment or benefits under this Agreement in excess thereof, in addition to any other damages available for such breach in law or in equity; you will indemnify the Company Group for all expenses incurred by any member thereof in seeking to enforce the Agreement or as a result of your failure to abide by this Agreement, including reasonable attorneys’ fees and costs; and, you will remain subject to the terms of this Agreement. 5) Every provision of this Agreement is severable from every other provision. If any provision of this Agreement is declared illegal or unenforceable in whole or in part by any court of competent jurisdiction, such declaration shall only be applicable in the jurisdiction that it is rendered, the remainder of the Agreement shall remain in full force and effect, and the parties agree that such court shall modify the offending provision(s) with as narrow a modification as possible to make it/them enforceable, and the Parties hereby consent to such modification. 6) This Agreement, together with the agreements referred to in Section 5(f), supersedes any and all other understandings and agreements between the Parties, either oral or in writing, related in any way to your employment or the termination thereof (or other matters addressed in this Agreement), constitutes the sole and only agreement between you and the Company related to such matters, and may only be amended by a written instrument signed by both Parties, provided that this Agreement does not supersede any obligations that you owe to any member of the Company Group related to confidential or proprietary information, intellectual property, non-competition, non-solicitation, and/or arbitration, which shall continue in full effect in accordance with their terms. The rights, duties and obligations of the Parties under this Agreement shall inure to the benefit of and shall be binding upon their respective representatives, successors, and permitted assigns (and in your case, heirs). Your rights and obligations hereunder may not be assigned to any person or entity. The Company may assign its rights and obligations hereunder to any of its affiliates or any successor in interest. It is expressly agreed that this Agreement is not, and is not to be used as, an admission of wrongdoing on the part of either of the Parties. 7) This Agreement will be governed by Maryland law, without giving effect to any choice or conflicts of law principles of any jurisdiction. Each party (i) consents to the personal

SEPARATION AGREEMENT PAGE 9 OF 11 EMPLOYEE’S INITIALS HT jurisdiction of any state or federal court located in Montgomery County, Maryland (and any corresponding appellate court) in any proceeding for interlocutory or equitable relief arising out of or relating to this Agreement, and (ii) waives any venue or inconvenient forum defense to any such proceeding maintained in such courts. Except as provided herein below, each Party agrees not to bring any proceeding arising out of or relating to this Agreement or your prior employment by the Company in any other court. Process in any such proceeding may be served on either party anywhere in the world. All other claims and disputes arising out of or relating to this Agreement or your employment by the Company or termination thereof shall be adjudicated by binding arbitration in Montgomery County, Maryland, in accordance with the provisions herein. Notice of arbitration shall be provided to the non-complaining party in accordance with the notice provisions of this Agreement within ninety (90) days after the circumstances giving rise to the claim shall become known or knowable to the complaining party through reasonable diligence. Within ten (10) business days after delivery of such notice, the parties shall each select one arbitrator willing to serve and provide notice to the other party; and, within ten (10) business days after notice is provided of the first two arbitrators, those two arbitrators shall select a third arbitrator who shall serve as the lead arbitrator, and notify the parties. The parties shall exchange reasonable discovery requests within thirty (30) days following selection of the three arbitrators, with responses due thirty (30) days thereafter, and each party may conduct one (1) deposition within thirty (30) days after receipt of discovery responses. The arbitration shall occur at a mutually agreeable time and location within sixty (60) days after responses to discovery and depositions are due. The arbitrators may limit or allow discovery and shorten or extend deadlines in their discretion, may conduct hearings in advance of arbitration, and may award preliminary and/or permanent relief. The arbitrators will allow but not require briefs or memoranda. The arbitrators shall be authorized to make any decision or award allowed by law, including but not limited to any remedy provided by law or equity, and the decisions of the arbitrators shall be final and binding on all parties without right of appeal. Unless awarded by the arbitrators, the cost of arbitration shall be born equally by the parties, except that each party shall pay the arbitrator that party selected. 8) SECTION 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by you on account of non-compliance with Section 409A.

SEPARATION AGREEMENT PAGE 10 OF 11 EMPLOYEE’S INITIALS HT 9) You hereby represent, warrant and agree as follows: a) You acknowledge your understanding that you are allowed at least twenty-one (21) days to consider the terms of this Agreement before signing it, that the Delivery Date listed above accurately reflects the date that you received it, and that to the extent you signed sooner than required, you did so without any pressure from the Released Parties. You also acknowledge that you are advised by the Company to seek the advice of an attorney prior to signing this Agreement; that you have had sufficient time to do so if you wished to; and that you have carefully read and are signing this Agreement voluntarily and with a full understanding of its terms. b) You are advised and understand that at any time within seven (7) calendar days following the date of your signature to this Agreement, you may revoke your release of claims arising under the Age Discrimination in Employment Act (“ADEA”) (and only your release of those claims) by providing written notice to Steph Angelini – Chief People Officer (sangelini@biocryst.com), in which case the total amount of Severance to be paid to you hereunder will be reduced to $1,000. If you do not revoke your release of ADEA claims as provided herein, your release of those claims will become effective and irrevocable on the 8th day after you sign this Agreement. Your release as to all other claims (and your agreement to all other terms of this Agreement) shall become effective and irrevocable when you sign and return this Agreement on or before the Due Date. c) As of the date of your signature below, you have been paid all compensation and benefits due you as a result of your work for the Company, and you retain no rights to receive nor will you take any action to pursue any additional compensation, payments, or benefits from the Company, other than the compensation and benefits described in this Agreement. d) You have not filed, caused or permitted to be filed on your behalf any charge, complaint or action before any federal, state or local administrative agency or court against the Company, or submitted any grievance against the Company. e) You have not relied on any promises or representations express or implied, that are not set forth expressly in this Agreement. f) YOU HAVE CAREFULLY READ THIS DOCUMENT, FULLY UNDERSTAND EACH AND EVERY TERM, AND VOLUNTARILY ENTER INTO IT. Please keep the Company apprised of any address changes you have between now and the expiration of all payment obligations noted herein. Unless notified otherwise, the Company will send applicable notices and payments to your address noted at the top of this letter. [THE NEXT PAGE IS THE SIGNATURE PAGE]

SEPARATION AGREEMENT PAGE 11 OF 11 EMPLOYEE’S INITIALS HT If you agree to the above terms, please initial each page, sign this Agreement, and return it to Steph Angelini – Chief People Officer (sangelini@biocryst.com) not later than the Due Date shown at the top of your signature block below, whereupon it will become a binding agreement between you and the Company. Be sure to keep a copy of these documents for your records, so that we both have an agreed guideline to follow with respect to your transition and separation from the Company. Sincerely, BioCryst Pharmaceuticals, Inc. By: /s/ Stephanie Angelini Name: Stephanie Angelini Title: Chief People Officer EMPLOYEE SIGNATURE DUE DATE: 21 days from your Delivery Date. By signing below, I agree to the terms set forth above and intend this Agreement to be legally binding. I acknowledge receipt of this letter on the Delivery Date noted at the top of this letter. I understand that if I sign this Agreement before my last day of employment, I may be required to sign another copy of this Agreement, in order to receive the Severance Benefits provided in Section 3 of this Agreement. /s/ Helen_Thackray 29 August 2025 EMPLOYEE: Helen Thackray DATE FOR COMPANY USE ONLY: Received and accepted this 29 day of August, 2025: BioCryst Pharmaceuticals, Inc. By: /s/ Alane Barnes Name: Alane Barnes Title: Chief Legal Officer